                                                                     EXHIBIT 1.1

                             TERMS AGREEMENT
                             ---------------



                                                                  March 31, 1998



Jones Intercable, Inc.
9697 East Mineral Avenue
Englewood, CO  80112

Attn:  Mr. Kevin Coyle

Dear Sirs:

          We (the "Underwriters") understand that Jones Intercable, Inc., a Colorado corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its senior debt securities (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I hereto offer to purchase, severally and not jointly, the principal amounts of such Underwritten Securities set forth opposite their names in such list at 98.173% of the principal amount thereof (plus accrued interest, if any, on the Underwritten Securities from April 6, 1998 to Closing Date). The Closing Date shall be April 6, 1998, at 10 a.m. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

          The Underwritten Securities shall have the terms set forth in the Prospectus dated January 13, 1998, and the Prospectus Supplement dated March 31, 1998, including the following:

          Title:  7 5/8% Senior Notes Due 2008
          Maturity: April 15, 2008
          Interest Rate: 7 5/8%
          Interest Payment Dates: April 15 and October 15
          Redemption Provisions: Not redeemable by the Company prior to maturity
          Public Offering Price: Variable price reoffer

          All the provisions contained in the document entitled "Jones Intercable, Inc. -- Debt Securities -- Underwriting Agreement Basic Provisions" and dated March 15, 1995 (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein, except that Simpson Thacher & Bartlett shall serve as counsel for the Underwriters and Cole Raywid & Braverman shall serve as special counsel to the Company, in each case in substitution for the firm so designated in the Basic Provisions, and except as provided for below. Terms defined in the Basic Provisions are used herein as therein defined.

          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

          "We hereby accept your offer, set forth in the Terms Agreement, dated March 31, 1998, to purchase the Underwritten Securities on the terms set forth therein."

                              Very truly yours,

                              SALOMON BROTHERS INC
                              LEHMAN BROTHERS INC.
                              NATIONSBANC MONTGOMERY SECURITIES LLC
                              NATWEST CAPITAL MARKETS LIMITED

                              By Salomon Brothers Inc


                              By:/s/ Chris Clipper
                                 __________________________________
                                 Name:  Chris Clipper
                                 Title: Associate



Accepted:

JONES INTERCABLE, INC.


By:/s/ Kevin P. Coyle
   __________________________
   Kevin P. Coyle
   Group Vice President/Finance

                                   SCHEDULE I
                                   ----------

                                         Principal Amount
                                         of Securities to
        Underwriters                        Be Purchased
        ------------                     ----------------

Salomon Brothers Inc                         $110,000,000
Lehman Brothers Inc.                           40,000,000
NationsBanc Montgomery Securities LLC          40,000,000
NatWest Capital Markets Limited                10,000,000
                                             ------------
                                Total        $200,000,000
                                             ============